UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 23, 2021

One World Products, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-200529	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:	(800) 605-3201

One World Pharma, Inc.

(Former name or form former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 23, 2021, One World Pharma, Inc. (the “Company”) changed its name to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by the Company, with and into the Company (the “Name Change Merger”) pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”). As permitted by the NRS, the articles of merger filed with the Secretary of State of the state of Nevada to effect the Name Change Merger amended Article I of the Company’s Articles of Incorporation to change the Company’s name to “One World Products, Inc.”

The Name Change Merger was effected pursuant to an Agreement and Plan of Merger dated October 11, 2021, which has been filed as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated herein by reference. The Name Change Merger was effected solely to effect the change of the Company’s name, and had no effect on our officers, directors, operations, assets or liabilities.

The Name Change Merger was approved by the Financial Industry Regulatory Authority (“FINRA”) on November 30, 2021 and will become effective in the marketplace at the open of business on December 1, 2021.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated October 11, 2021, between One World Pharma, Inc. and One World Products, Inc.

Exhibit 3.1	Articles of Merger Pursuant to NRS 92A.200 as filed with the Nevada Secretary of State on November 23, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Pharma, Inc.

Date: November 30, 2021

By:	/s/ Vahe Gabriel
Name:	Vahe Gabriel
Title:	Chief Financial Officer